EXHIBIT 23.4


                 CONSENT OF MCFARLAND DEWEY & CO., LLC

     We hereby consent to the use of our name and to the description of our opinion letter, dated July 21, 1998, and our letter, dated January 25, 1999, subsequently confirming our opinion as of January 25, 1999 under the captions "THE PROPOSED MERGER-Opinion of DRS Financial Advisor" and "THE PROPOSED MERGER-Background of the Merger; Material Contacts Between the Parties" in, and to the inclusion of such letters as Annexes B-I and B-II to, the Joint Proxy Statement/Prospectus of DRS Technologies, Inc. and NAI Technologies, Inc., which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of DRS Technologies, Inc. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          MCFARLAND DEWEY & CO., LLC

                                          /s/ McFarland Dewey & Co., LLC


New York, New York
January 25, 1999